Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2020 FIRST QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, May 4, 2020-- LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its first quarter ended March 31, 2020.

Net income available to common stockholders was $63.4 million, or $1.60 per diluted share, for the 2020 first quarter, compared with $20.3 million, or $0.51 per diluted share, for the same period in 2019. The improvement was primarily due to a $43.9 million net gain on sale of properties and higher rental and interest income in the 2020 first quarter, partially offset by lower income from investment in unconsolidated joint ventures and higher general and administrative expenses.

Funds from Operations (“FFO”) was $29.2 million for the 2020 first quarter, compared with $29.9 million for the comparable 2019 period. FFO per diluted common share was $0.74 and $0.75 for the quarters ended March 31, 2020 and 2019, respectively. The decrease in FFO and FFO per diluted common share was primarily due to lower income from unconsolidated joint ventures and higher general and administrative expenses during 2020 first quarter, partially offset by higher rental and interest income.

LTC completed the following transactions during the first quarter of 2020:

•	Acquired a 140-bed skilled nursing center in Longview, Texas for approximately $13.5 million, and entered into a 10-year master lease with an initial cash yield of 8.5% escalating 2% annually with two, five-year renewal options;

•	Completed the sale of its Preferred Care, Inc. portfolio with the sale of 21 skilled nursing centers, as previously announced. These properties included 2,411 beds in Arizona, Colorado, Iowa, Kansas and Texas, generated net proceeds of $71.9 million, had a combined net book value of $29.1 million and resulted in gain on sale of approximately $43.9 million;

•	Completed construction of a 78-unit seniors housing community in Oregon; and

•	Purchased 615,827 shares of its common stock at an average price of $29.25 per share, including commissions, for a total investment of approximately $18.0 million under the stock repurchase plan which was approved by LTC’s Board of Directors on March 12, 2020. In order to preserve liquidity and financial flexibility in light of impact of the national COVID-19 pandemic, LTC’s Board of Directors made the strategic decision to terminate the stock repurchase plan on March 25, 2020.

Subsequent to March 31, 2020, LTC completed the following:

•	Received liquidation proceeds of $17.2 from the sale of properties in an unconsolidated joint venture. LTC anticipates receiving additional proceeds of $1.3 million and expects to recognize a loss on liquidation of unconsolidated joint ventures of approximately $0.6 million in the second quarter of 2020 related to the dissolution of this joint venture.

Conference Call Information

LTC will conduct a conference call on Monday, May 4, 2020, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended March 31, 2020. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-877-510-2862
International Toll-Free Number	1-412-902-4134
Canada Toll-Free Number	1-855-669-9657

Additionally, an audio replay of the call will be available one hour after the live call and through May 18, 2020 via the following:

USA Toll-Free Number	1-877-344-7529
International Toll-Free Number	1-412-317-0088
Canada Toll-Free Number	1-855-669-9658
Conference Number	10142255

An audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds 180 investments in 27 states with 29 operating partners. The portfolio is comprised of investments of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)
Revenues:
Rental income	$38,035	$37,624
Interest income from mortgage loans	7,777	7,311
Interest and other income	598	521
Total revenues	46,410	45,456

Expenses:
Interest expense	7,710	7,467
Depreciation and amortization	9,669	9,607
Provision for doubtful accounts	1	83
Transaction costs	70	—
Property tax expense	4,223	4,386
General and administrative expenses	5,100	4,571
Total expenses	26,773	26,114

Other operating income:
Gain on sale of real estate, net	43,854	—
Operating income	63,491	19,342
Income from unconsolidated joint ventures	231	1,085
Net income	63,722	20,427
Income allocated to non-controlling interests	(89)	(81)
Net income attributable to LTC Properties, Inc.	63,633	20,346
Income allocated to participating securities	(263)	(92)
Net income available to common stockholders	$63,370	$20,254

Earnings per common share:
Basic	$1.60	$0.51
Diluted	$1.60	$0.51

Weighted average shares used to calculate earnings per common share:
Basic	39,539	39,532
Diluted	39,541	39,874

Dividends declared and paid per common share	$0.57	$0.57

Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2020	2019
GAAP net income available to common stockholders	$63,370	$20,254
Add: Depreciation and amortization	9,669	9,607
Less: Gain on sale of real estate, net	(43,854)	—
NAREIT FFO attributable to common stockholders	29,185	29,861

Add: Non-recurring items	—	576	(1)(2)
FFO attributable to common stockholders, excluding non-recurring items	$29,185	$30,437

NAREIT FFO attributable to common stockholders	$29,185	$29,861
Non-cash income:
Less: straight-line rental income	(839)	(1,238)
Add: amortization of lease costs	101	87
Add: Other non-cash contra-revenue	—	1,926	(1)
Less: Effective interest income from mortgage loans	(1,523)	(1,415)
Less: Deferred income from unconsolidated joint ventures	—	(7)
Net non-cash income	(2,261)	(647)

Non-cash expense:
Add: Non-cash compensation charges	1,777	1,689
Less: Capitalized interest	(191)	(260)
Net non-cash expense	1,586	1,429

Funds available for distribution (FAD)	28,510	30,643

Less: Non-recurring income	—	(1,350	)(2)
Funds available for distribution (FAD), excluding non-recurring items	$28,510	$29,293

(1)   Represents the write-off of straight-line rent due to a lease termination and transition of two senior housing communities to a new operator.

(2)   Represents deferred rent repayment from an operator.

NAREIT Basic FFO attributable to common stockholders per share	$0.74	$0.76
NAREIT Diluted FFO attributable to common stockholders per share	$0.74	$0.75

NAREIT Diluted FFO attributable to common stockholders	$29,185	$29,953
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,541	39,874

Diluted FFO attributable to common stockholders, excluding non-recurring items	$29,185	$30,529
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,541	39,874

Diluted FAD, excluding non-recurring items	$28,510	$29,385

Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,541	39,874

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	March 31, 2020	December 31, 2019
ASSETS	(unaudited)	(audited)
Investments:
Land	$127,774	$126,703
Buildings and improvements	1,310,403	1,295,899
Accumulated depreciation and amortization	(320,332)	(312,642)
Operating real estate property, net	1,117,845	1,109,960
Properties held-for-sale, net of accumulated depreciation: 2020—$0; 2019—$35,113	—	26,856
Real property investments, net	1,117,845	1,136,816
Mortgage loans receivable, net of loan loss reserve: 2020—$2,563; 2019—$2,560	254,396	254,099
Real estate investments, net	1,372,241	1,390,915
Notes receivable, net of loan loss reserve: 2020—$179; 2019—$181	17,769	17,927
Investments in unconsolidated joint ventures	19,061	19,003
Investments, net	1,409,071	1,427,845

Other assets:
Cash and cash equivalents	30,888	4,244
Debt issue costs related to bank borrowings	1,948	2,164
Interest receivable	28,097	26,586
Straight-line rent receivable	46,541	45,703
Lease incentives	2,764	2,552
Prepaid expenses and other assets	5,476	5,115
Total assets	$1,524,785	$1,514,209

LIABILITIES
Bank borrowings	$89,900	$93,900
Senior unsecured notes, net of debt issue costs: 2020—$773; 2019—$812	599,527	599,488
Accrued interest	3,503	4,983
Accrued expenses and other liabilities	25,800	30,412
Total liabilities	718,730	728,783

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2020—39,218; 2019—39,752	392	398
Capital in excess of par value	847,572	867,346
Cumulative net income	1,357,115	1,293,482
Cumulative distributions	(1,407,450)	(1,384,283)
Total LTC Properties, Inc. stockholders’ equity	797,629	776,943
Non-controlling interests	8,426	8,483
Total equity	806,055	785,426
Total liabilities and equity	$1,524,785	$1,514,209